THIS AGREEMENT FOR PURCHASE AND SALE is made effective the 12th day of January, 1999

BETWEEN:
                  REVERE COMMUNICATIONS INC., a corporation formed under the laws of the Province of Alberta, of 1160, 1122-4th Street S.W., Calgary, Alberta T2R 1M1 (the "Vendor")

                                                             OF THE FIRST PART
AND:
                  ABDE HOLDINGS LTD., a body corporate incorporated under the laws of the Province of British Columbia, of 1107-11871 Horseshoe Way, Richmond, British
                  Columbia V7A 5H5
                  (the "Purchaser")

                                                              OF THE SECOND PART


WHEREAS:

A. The Vendor carries on the business of providing prepaid telephone calling card and related telephony services (the "Business") at 260-4311 Viking Way, Richmond, B.C. and at 1160, 1122-4th Street S.W., Calgary, Alberta;

B. The Purchaser has agreed to buy from the Vendor, and the Vendor has agreed to sell to the Purchaser, certain of the Vendor's property and assets of the Business on the terms and subject to the conditions hereinafter provided;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, representations, warranties and payments hereinafter set forth and provided for, the parties hereto covenant and agree as follows:

1.   PURCHASE AND SALE

     1.1 Purchase and Sale of Assets. Relying on the representations and warranties set forth in Part 3 hereof, and upon the subject to the terms and conditions hereof, the Vendor shall sell, assign and transfer to the Purchaser and the Purchaser shall purchase from the Vendor on the Closing Date the following property and assets of the Business, namely: (a) All equipment, furnishings, leasehold improvements and machinery (the "Equipment") owned by the Vendor in connection with the Business including without limitation that Equipment described in Schedule "A";

     (b) The goodwill of the Business (the "Goodwill") including the right to acquire and transfer (i) the existing customer base; (ii) the employment contracts of key personnel; (iii) existing licensing agreements; (iv) transfer of all current copyrights and trademarks; and (v) all royalties and payments for software sales and licences. (The property and assets described in Section 1.1 are hereinafter collectively referred to as the "Assets")

     1.2 Exclusions. Specifically excluded from the purchase and sale herein, and from the Assets hereinbefore described, are cash on hand or on deposit and any security deposits.

2.   PURCHASE PRICE AND ALLOCATION

     2.1 Purchase Price. The total purchase price payable for the Assets shall be the lesser of $183,828.46 or the amount of the existing account payable owing to Telus Communications Inc. ("Telus") under the IVR Platform Services Agreement (the "Purchase Price"), allocated as follows:

                  Equipment (@ Richmond, B.C.)        $ 10,000.00
                  Equipment (@ Calgary, AB)           $ 13,000.00
                  Goodwill                            $160,828.46

It is agreed and understood that in the event that the Purchase Price is less than $183,828.46 the amount allocated to "Goodwill" will be reduced accordingly.

It is agreed and understood that upon closing the Purchase Price is to be paid directly to Telus in full and final settlement of the existing indebtedness of the Vendor to Telus.

Any rebates from Telus payable after the closing date are to be for the benefit of the Purchaser.

The Purchase Price is inclusive of any other adjustments for prepaids.

     2.2 Payment. The Purchase Price is to be paid to Telus, or, as directed by Telus on the closing date.


3.                REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Vendor. The Vendor hereby represent and warrant to the Purchaser as follows, with the intent that the Purchaser shall relay thereon in entering into this Agreement, and in concluding the purchase contemplated herein.

     (a) Capacity to Own and Dispose of Assets. The Vendor has the power and capacity to own and dispose of the Assets, to enter into this Agreement and to carry out its terms to the full extent.

     (b) Power to Carry on Business. The Vendor has the power to carry on the Business and holds all licenses and permits required to permit it to carry on the Business.

     (c) Authority to Sell. The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

     (d)  Sale will not cause  Default.  Neither the  execution  and delivery of
          this   Agreement,   nor  the  completion  of  the  purchase  and  sale
          contemplated herein will:

          i) violate any of the terms and provisions of any order, decree, statute, by-law, regulation, covenant, restriction applicable to the Vendor or any of the Assets;

          ii) give any person the right to terminate or cancel any instrument relating to the Assets or remove any of the Assets; or

          iii) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable by the Purchaser other than Social Services Tax payable by the Purchaser in connection with the purchase and sale of the Assets situate in the Province of British Columbia.

     (e) Assets. At Closing the Vendor will own and possess and have a good and marketable title to the Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever save and except:

              Lease of Calgary Switch from Newcourt Financial Ltd.

     (f)  Equipment. All of the Equipment is in good working condition.

     (g) Books and Records. The Vendor has maintained books, records and files that relate to the Business and such books, records and files have been maintained in accordance with generally accepted accounting principles and, to the best of the knowledge of the Vendor, such books, records and files contain no material errors or omissions.

     (h) Terms of Employment. There are no written contracts with persons employed in connection with the Business governing conditions of employment except for Randall Walrond and the Vendor has no employees who cannot be dismissed on not more than one month's notice.

     (i) Collective Agreements. The Vendor is not a party to any collective agreement relating to the Business with any labour union or other association of employees, and no part of the Business has been certified as a unit appropriate for collective bargaining.

     (j) Litigation. There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Business or any of the Assets, nor does the Vendor know of or have reasonable grounds for believing that there is any basis for any such action, proceeding or inquiry.

     (k) Conformity with Laws. All governmental licenses and permits required for the conduct in the ordinary course of the operations of the Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit.

     (l) Social Services Tax. The Vendor has not accrued any liability with respect to Social Service Taxes owing for the period ended January 12, 1999;

     (m) Goods and Service Tax. The Vendor is not liable for the payment of any tax pursuant to Part IX of the Excise Tax Act to which the Vendor is not entitled to an input tax credit.

     (n) Government Taxes and Remittances. The Vendor is current and in good standing for all taxes or other governmental remittances due or payable to Revenue Canada for Income Tax, G.S.T. and employee source deductions; and under the following British Columbia Acts and their Alberta counterparts: the Social Services Tax Act; the Employment Standards Act; the Corporation Capital Tax Act, and, the Workmen's Compensation Act.

     (o) Accuracy of Representations. No certificate furnished by or on behalf of the Vendor to the Purchaser at the Closing in respect of the representations, warranties or covenants of the Vendor herein will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement contained therein not misleading.

     (p) Canadian Resident. The Vendor is a resident of Canada within the meaning of the Income Tax Act.

     (q) No Commission Payable by the Purchaser. The Vendor confirms to the Purchaser that in the event that any commission is payable on this purchase and sale that the Vendor shall pay any and all commission and will save harmless the Purchaser from any and all costs and expense.


4.   COVENANTS OF THE PARTIES

     4.1 Consents. The Vendor shall diligently take all reasonable steps required to obtain all necessary consents and approvals to the assignment of the Assets before and, to the extent in his sole and absolute discretion the Purchaser shall agree to completion of the purchase and sale prior to obtaining any such consent or approval, after the Closing. The Purchaser will, at the request of the Vendor, execute and deliver such applications for consent and such assumption agreements (subject to the Purchaser's approval of the form thereof acting reasonably), and provide such information as may be necessary to obtain the consents and approvals and will assist and co-operate with the Vendor in obtaining the said consents and approvals.

     4.2 Goods and Services Tax. The Vendor and Purchaser shall file an election in prescribed form with the Minister of National Revenue pursuant to s. 167 of Part IX of the Excise Tax Act of Canada.

     4.3 Sales Tax. The Purchaser shall pay all provincial sales taxes and registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser.

     4.4 Termination of Employees. The Vendor will at the time of closing terminate the employment of all employees, and shall pay all wages and salaries and termination pay and also amounts due in lieu of holidays up to and including the Closing Date and will indemnify and save harmless the Purchaser from and against all claims by any employee of the Vendor of the wages, salaries, bonuses, pension or other benefits, severance pay, notice or pay in lieu of notice and holiday pay in respect of any period prior to the time of closing.

     4.5 Payment of Suppliers. The Vendor will pay all wholesalers and suppliers to the Vendor up to and including the date of closing and will indemnify and save harmless the Purchaser from and against all claims by any wholesaler or supplier in respect of any period prior to the time of closing.

     4.6 Vendor's Covenants of Indemnity. The Vendor will indemnify and hold harmless the Purchaser from and against:

          (a) all liabilities and obligations relative to the Business, including, without limitation, all liabilities and obligations relating to his employees, contingent or otherwise, existing at the time of Closing which are not expressly agreed to be assumed by the Purchaser pursuant to this Agreement;

          (b) any and all damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Vendor herein contained or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and

          (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

     4.7 Purchaser's Covenants of Indemnity. The Purchaser will indemnify and hold harmless the Vendor from and against:

          (a) all liabilities and obligations relative to the Business, including, without limitation, all liabilities and obligations relating to his employees, contingent or otherwise, resulting from and after the time of Closing which are being expressly agreed to be assumed by the Purchaser pursuant to this Agreement;

          (b) any and all damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Purchaser herein contained or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendor hereunder; and

          (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

     4.8 Material Contracts Assumed. Except for the capital lease with Newcourt Financial Ltd. for the Calgary switch and as expressly agreed under Paragraph 6.2 the only contracts being assumed by the Purchaser are as follows: nil Without limiting the generality of the foregoing, the Purchaser is not assuming the lease of either the Richmond or Calgary premises in which the Business is presently situate and undertakes to have the Equipment removed from such premises by no later than 30 days following the Closing Date.

     4.9 Offer Employment. The Purchaser covenants with the Vendor to offer employment to Randall Walrond and Rick Villaneuva.

     4.10 Transitional. The Vendor shall cooperate fully with the Purchaser in connection with the assignment of any contracts and licences.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 Survival of Representations, Warranties and Covenants of the Vendor. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or pursuant hereto shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation at any time made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser. 5.2 Purchaser's Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation at any time made by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor.

6.   CLOSING ARRANGEMENTS

     6.1 Closing. Subject to the terms and conditions hereof, the purchaser and sale of the Assets shall be completed at a closing (the "Closing") on January 12, 1999, or such other time as may be mutually agreed upon in writing by the Vendor and the Purchaser.

     6.2 Documents to be delivered at the Closing. At the Closing and concurrently with the delivery of payment for the balance due and payable upon Closing, the Vendor shall deliver or cause to be delivered to the Purchaser:

     (a) all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's solicitors, appropriate to effectively vest good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registerable in all places where registration of such instruments is required;

     (b)  the election in prescribed form referred to in paragraphs 4.2;

     (c) opinion letter from the Vendor's solicitor stating that the sale is not in contravention of any securities regulations;

     (d) waiver or an assignment by Telus to the Purchaser of the IVR Platform Services Agreement;

     (e)  Bill of Sale Absolute of the Assets in Richmond and in Calgary;

     (f)  All records relating to existing customers of the Vendor;

     (g)  Cancellation of the employment  contracts of key personnel as follows:
          Rick Villaneuva and Randall Walrond;

     (h)  Assignment of all existing licensing agreements including the right to
          continue   negotiations   to  acquire  card  rights  for  Playboy  and
          Lucasfilms;

     (i) Assignment of all current copyrights and trademarks including the "Revere" trademark and the rights to the following domains: ivr.com, revere.ca and ivr-interactive.com;

     (j) Assignment of all royalties and payments for software sale and licenses including the payments of Revere Voice Mail by Okanagan Telephone Co. Ltd.;

     (k) Assumption of the lease/financing agreement with Newcourt Financial Ltd. for the Calgary switch including the buy-out rights upon the termination of such lease;

     (l) Certified copies of such resolutions of the shareholders and directors of the Vendor as are required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto;

     (m) Such other documentation as the Purchaser's solicitors may reasonably request.

     6.3 Possession. The Purchaser shall be entitled to possession of the Assets at 12:00 noon on January 12, 1999.


7.   GENERAL PROVISIONS


     7.1 Further Assurances. Upon completion of the Closing this Agreement shall without further act or formality operate as an actual transfer and conveyance to the Purchaser of title to all the Assets but the Vendor and the Purchaser hereby covenant and agree that they will from time to time thereafter execute and do all such further acts, deeds, transfers, assurances, matters and things as may be necessary to transfer to and vest in the Purchaser all or any of the Assets and to give to the Vendor and the Purchaser the full benefit of this Agreement. For greater certainty, it is hereby agreed that, following Closing, the Vendor shall hold all of the Assets, to the extent that the same shall not have been effectually transferred to the Purchaser by or pursuant to this Agreement, in trust for and as the property of the Purchaser.

     7.2  Time of the Essence. Time shall be of the essence of this Agreement.


     7.3 No Assignment. This Agreement and the rights and obligations of any party hereunder may not be assigned without the express written consent of the other parties.

     7.4 Amendments. This Agreement may only be modified or amended by written agreement duly executed by the parties.

     7.5 Notices. Except as otherwise provided herein, any notice required or permitted to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, or sent by facsimile machine ("faxed") to, or delivered at, the address of the party to whom it is directed hereinbefore set out, or at such other reasonable address at which personal delivery may be effected as such party may from time to time give notice of, and any such notice shall be deemed to have been received, if mailed, 72 hours after the time of mailng, and if delivered or faxed, upon the date of delivery or faxing. If normal mail service or fax service is impaired by strike, slowdown, forced majeure or other cause, then a notice sent by the impaired means of communication will be deemed not to be received utnil actually received, and the party sending the notcie shall utilize another unimpaired means of communications or shall deliver such notice in order to ensure prompt receipt thereof.

     7.6 Headings and Divisions. The divisions of this Agreement into Parts, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the structure or interpretation of this Agreement.

     7.7 Governing Law. This Agreement shall be contrued and enforced in accordance with the laws of the Province of British Columbia, the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

     7.8 Severability. In the event that any provisions of this Agreement or any part of any provision shall be held to be invalid, illegal or
          unenforceable,   it  shall  not  affect  the  validity,   legality  or
          enforceability of any other provision or portion of a provision of this Agreement.

     7.9  Entire  Agreement.  This  Agreement  and the  instruments  referred to herein constitute the entire Agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties, and there are no warranties, conditions, representations or other between the parties in connection with the subject matter hereof except as specifically set forth herein.

     7.10 Successors and Assigns. This Agreement and everything contained herein shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     7.11 Counterpart Execution. This Agreement may be executed in couterparts and such counterparts together shall constitute a single agreement.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above-written.


WITNESS:                                       REVERE COMMUNICATIONS INC. by
                                               its authorized signatory:




                                                ------------------------------
                                                Danny Alex, CEO




WITNESS:                                        ABDE HOLDINGS LTD.. by its
                                                authorized signatory:




                                              ---------------------------------
                                              Amar Bahadoorsingh, President

                                  SCHEDULE "A"



                 EQUIPMENT, FURNISHINGS, LEASEHOLD IMPROVEMENTS
                                  ("Equipment")

Part I - at Richmond, B.C.

Computer System and Hardware

         File Server with Monitor
         Web Server
         Voice Mail Server (4 port)
         Service Bureau Server (12 port with Fax)
         2 Misc. Systems
         2 Office Systems with Monitor
         2 Development Systems with Monitor
         Printer
         Scanner
         AT & T Telecom Switch (without license) with Monitor
         3 Drive External RAID Chassis and Drives
         Fax Machine
         Inkjet Printer
         2-12 Port Network Hubs
         19" Rack System
         VGA/Mouse Digital Switch Box
         Misc. Voice Boards



Furniture and Fixtures

         Boardroom Table
         6 Boardroom Chairs
         2 "Mahogany" Desks
         2 "Mahogany" File Cabinets
         2 Office Desks
         5 Steno Chairs
         Lateral File Cabinet
         Trade Show Booth
         NEC 2000 Telephone Phone System w. 4 sets
         Miscellaneous Office Equipment (incl. cutter, binding machine, laminator, label machine)

Part II - at Calgary, AB

Computer System and Hardware

         Domain Controller/File Server with Monitor ISDN Switch with 24 Voice Resources/48 Network Resources T-1 Switch (Telephony Experts 24 Voice - (leased) Resources/48 Network Resources 19" Rack 5 Drive External RAID Chassis and Drives Accton Network Hub Ascend Pipeline Router VGA/Mouse Digital Switch Box
         5 Full Size Tower Pentium 100 Computers w. 64M Ram and network cards (1 w. damaged power supply) 5 Mini Tower Pentium 100 Computers w. 32M Ram and network/sound cards 1 Mini Tower Pentium 233 Computer w. 32M Ram and network/sound cards and CD Rom. 5 - 14" SVGA Monitors 1 - 14" VGA Monitor 1 - 17" SVGA Monitor 2 US Robotics modems 1 Ascend ISDN modem 1
         - 10 port hub Miscellaneous spare parts Telephone Cards
                  7 - dialogic D41/D 2 - dialogic 4D 1 - dialogic 12 port
         NEC telephone system w. 5 sets